UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/28/2010

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34600

Delaware	26-2593535
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway
Durham, NC 27713
(Address of principal executive offices, including zip code)

919-806-4530
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2010, the Compensation Committee of the board of directors of Oxygen Biotherapeutics, Inc. reviewed CFO Michael Jebsen's performance over the preceding fiscal year, which ended April 30, 2010. The Committee reviewed the work and time expended by Mr. Jebsen to perform the function and duties of Chief Financial Officer, the current level of compensation for Mr. Jebsen, and Mr. Jebsen's overall performance. Upon finding Mr. Jebsen met all his performance objectives for the prior fiscal year, the Committee adopted a resolution effective May 1, 2010, increasing Mr. Jebsen's base annual salary from $150,000 to $210,000. All other provisions of his compensation remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: April 30, 2010	By:	/s/ Chris Stern
Chris Stern